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                                                                     Exhibit 2.5


                              AMENDED AND RESTATED
                             INDEMNITY DEED OF TRUST

     This Amended and Restated Indemnity Deed of Trust (this "Deed of Trust"), effective this 28th day of February, 2002, by and between QIAGEN Sciences, Inc., a corporation organized under the laws of the State of Maryland, with a mailing address at 19825 Executive Park Circle, Germantown, Maryland 20874 (hereinafter referred to as "Grantor") and Richard Sugarman, Esq. having a mailing address at 5801 Nicholson Lane, Suite 234, Rockville, Maryland 20825 (hereinafter referred to as the "Trustee");

     Whereas, QIAGEN GmbH ("Lender") has made a loan in the principal amount of Fifty Million Euros (EUR 50.000.000), and Borrower has executed a Promissory Note dated November 5, 2001 (the "Original Note"), which principal amount was stated in the Original Note to have an equivalent value of Forty Four Million Five Hundred Ninety Thousand and No/00 United States Dollars ($44,590,000.00) as of the date of the Original Note; and

     Whereas, Borrower and Lender desire to modify the amount and currency of the existing indebtedness, and for said purpose Borrower has delivered an Amended and Restated Promissory Note to Lender, dated February 28, 2002, in the original principal amount of Forty Three Million Four Hundred Seventy Five Thousand and No/100 Dollars ($43,475,000.00), in full substitution of the Original Note;

     Whereas, Grantor has signed and delivered to Lender an Amended and Restated Guaranty Agreement of even date herewith (the "Amended and Restated Guaranty") guaranteeing the obligations of Borrower under the Amended and Restated Note, said Amended and Restated Guaranty to be in full substitution of a Guaranty Agreement dated November 5, 2001 (the "Original Guaranty"); and

     Whereas, the purpose of this Amended and Restated Indemnity Deed of Trust is to secure the Grantor's obligations under the Amended and Restated Guaranty Agreement, in full substitution of the Indemnity Deed of Trust dated November 5, 2001 and recorded among the Land Records of Montgomery County on December 13, 2001 in Liber 20155, folio 346.

     Whereas, Grantor is not the Borrower and is not primarily responsible for payment of the obligations set forth in the Note, but has guaranteed those obligations pursuant to the Amended and Restated Guaranty.

     Now, Therefore, This Deed of Trust Witnesseth: That to secure the prompt performance of its obligations under said Amended and Restated Guaranty and as herein provided, the Grantor, in consideration of the sum of One Dollar in hand paid by said Trustee at and before the sealing and delivering of these presents, the receipt of which is hereby acknowledged, does hereby irrevocably grant and convey unto the Trustee, in trust, with the power of sale, the following land and premises lying and being in Montgomery County, State of Maryland:

     Lot 6 in a subdivision entitled "GERMANTOWN BUSINESS PARK SUBDIVISION" as per plat thereof duly recorded among the Land Records of Montgomery County, Maryland in Plat Book 196, Plat No. 21326 and having the Parcel Tax Identification Number 03282822;

     together with all of Grantor's right, title and interest in and to the adjoining streets, right of way and strips and gores, water and riparian rights, mineral rights, rights to light and air easements which benefit the above described property and particularly, all of Grantor's interest in and to that certain Easement and Agreement between Montgomery County, Maryland and Grantor dated May 22, 1997 and recorded among the Land Records of Montgomery County in Liber 15299, Folio 113, as said easement pertains to the property; and

     together with all the improvements in anywise appertaining, and all the estate, right, title, interest, and claim, either at law or in equity or otherwise however, of the Grantor, of, in, to, or out of the said land and premises;

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     In Trust to permit said Grantor to use and occupy the said described land and premises and to receive the rents, issues, and profits thereof, until default be made in the payment of any indebtedness hereby secured and in the performance of the conditions and obligations made and stipulated in the said promissory note or in the performance of any covenant or agreement contained in this trust; and upon the full performance of all obligations of said Amended and Restated Guaranty and any extensions or renewals thereof, and all other costs, attorney's fees, charges, commissions, and expenses, at any time before the sale herein provided for to release and re-convey the said land and premises unto and at the cost of the Grantor or the party or parties then claiming under said Grantor.

     The Grantor, for itself and its successors and assigns, covenants and agrees as a part of this trust, as follows:

     1. That Grantor will perform the obligations evidenced by the Amended and Restated Guaranty secured hereby and pay, all taxes and assessments relating to the land and premises herein described, ground rents, all charges against the property, and all other sums which are required to be paid by Grantor under the terms of said Amended and Restated Guaranty or this Amended and Restated Deed of Trust, including costs, expenses and attorney's fees incurred by the Trustee or the holder of said Amended and Restated Guaranty with respect to this trust, the said Amended and Restated Guaranty or the land and premises herein described, and in default of any such payment the holder of said Amended and Restated Guaranty may pay the same, and any sum or sums so paid shall be added to the obligations hereby secured, shall be payable on demand, shall bear full legal interest, and shall be secured by this Amended and Restated Deed of Trust.

     2. That Grantor will keep the said premises in as good order and condition as they are now and will not commit or permit any waste thereof, reasonable wear and tear accepted; and that Grantor will not act or fail to act in any manner which will jeopardize the lien of this Amended and Restated Deed of Trust.

     3. That Grantor will keep the improvements now existing, or hereafter erected on said land, insured against loss by fire and other hazards, casualties and contingencies in such amounts and for such periods as may be required by the holder of said guaranty agreement, and will pay promptly, when due, any premiums on such insurance. All insurance shall be carried in companies approved by the holder of said Amended and Restated Guaranty and the policies and renewals thereof shall be held by said holder and have attached thereto loss payable clauses in favor of and in form acceptable to the holder of said Amended and Restated Guaranty. In event of loss, Grantor will give immediate notice by mail to the holder of said Amended and Restated Note, who may make proof of loss if not made promptly by Grantor, and each insurance company concerned is hereby authorized and directed to make payment for such loss directly to and to the order of the holder of said Amended and Restated Guaranty, and the insurance proceeds or any part thereof may be applied by such holder at such holders option either to the reduction of the obligations hereby secured or to the restoration or repair of the security property. In the event of sale under the terms of this Amended and Restated Deed of Trust or other transfer of title to said security property in extinguishment of the obligations secured hereby, all right, title and interest of Grantor in and to any insurance policies then in force shall pass to the purchaser or grantee.

     4. That in the event the ownership of the security property becomes vested in a person other than Grantor, the holder of said Amended and Restated Guaranty may, without notice to Grantor, deal with such successor(s) in interest with reference to this instrument and the obligations secured hereby in the same manner as with Grantor, and any extension of the time of the performance of the obligations or any other modification of the terms of the obligations at the instance of the then owner shall not relieve Grantor of its liability on the Amended and Restated Guaranty hereby secured or from the performance of any of the covenants and agreements contained herein whether said extension or modification be made with or without the consent of Grantor.

     5. That the irrevocable power to substitute one or more of the trustees named herein or substituted therefore is expressly reserved to the holder of the Amended and Restated Guaranty secured by this Amended and Restated Deed of Trust to be exercised any time hereafter no matter how often without notice and without specifying any reason therefore by filing for record among the land records where this instrument is recorded a Deed of Appointment, and thereupon all of the title and estate, powers, rights and duties of the trustee thus superseded shall terminate and shall be vested in the successor trustee or trustees. Grantor and the Trustee herein named or that hereafter may be substituted hereunder expressly waive notice of the exercise of this power, the giving of bond by any trustee, and any requirement for application to any Court for the removal, substitution or appointment of a trustee hereunder.

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     6. That Grantor's failure to perform any of its obligations under this
Amended and Restated Deed of Trust or under said Amended and Restated Guaranty shall constitute a default and all obligations secured hereby shall immediately become due and payable at the option of the holder of said Amended and Restated Guaranty. Any time thereafter, at the request of the holder of said Amended and Restated Guaranty, the Trustee shall have the power and it shall be their duty to sell said land and premises or any part thereof at public auction, in such manner, at such time and place, upon such terms and conditions, and upon such public notice as the Trustee may deem best for the interest of all concerned, consisting of advertisement in a newspaper of general circulation in the county or city in which the security property is located for at least once a week for three successive weeks or for such period as applicable law may require and, in case of default of any purchaser, to re-sell with such postponement of sale or re-sale and upon such public notice thereof as the Trustee may determine, and upon compliance by the purchaser with the terms of sale, and upon judicial approval as may be required by law, convey said land and premises in fee simple to and at the cost of the purchaser, who shall not be liable to see to the application of the purchase money; and from the proceeds of sale: FIRST, to pay all proper costs and charges, including but not limited to court costs, advertising expenses, auctioneer's allowance, the expenses, if any, required to correct any irregularity in the title, premium for Trustee's bond, auditor's fee, attorney's fee, and all other expenses of sale incurred in and about the protection and execution of this trust, and all moneys advanced for taxes, assessments, insurance, and with interest thereon as provided herein, and all taxes due upon said land and premises at time of sale; SECOND, to pay the reasonable fee of the Trustee, which fee shall be charged by the Trustee based on his usual and customary billing rates, and shall not exceed five percent of the sale proceeds; THIRD, to pay the whole amount then remaining unpaid under said Amended and Restated Guaranty, and interest thereon to date of payment, whether the same shall be due or not, it being understood and agreed that upon such sale before maturity of the Amended and Restated Guaranty the balance thereof shall be immediately due and payable; FOURTH, to pay liens of record against the security property according to their priority of lien and to the extent that funds remaining in the hands of the Trustees are available; and LAST, to pay the remainder of said proceeds, if any, to Grantor, its heirs, personal representatives, successors or assigns upon the delivery and surrender to the purchaser of possession of the said land and premises, less costs and expenses of obtaining possession.

     7. That if the security property shall be advertised for sale, as hereinabove provided, and not sold, Grantor will pay all costs in connection therewith including, but not limited to advertising and attorney's fees, and all other costs, including a reasonable Trustee's fee as provided in Section 6 hereof, and the same shall be secured in like manner as other charges and expenses relating to the execution of this trust and bear interest at the rate stated in said Amended and Restated Guaranty.

     8. That Grantor's obligations shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions, or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any court, or governmental body, agency, or other official, excluding certain taxes, all as set forth more specifically in the Amended and Restated Guaranty.

     9. That Grantor warrants specially the property herein conveyed and that it will execute such further assurances thereof as may be requisite.

     10. That the Grantor is not primarily liable for the debt secured hereby.

     11. That this Amended and Restated Indemnity Deed of Trust is in full substitution of the Indemnity Deed of Trust by and between Grantor and Trustee dated November 5, 2001, recorded among the Land Records of Montgomery County on December 13, 2001 in Liber 20155, folio 346.

     The provisions of this Amended and Restated Deed of Trust shall be binding upon and inure to the benefit of Grantor, its heirs, personal representatives, successors and assigns, the Trustees and any successor, or substitute trustee or trustees, and the holder of the Guaranty hereby secured. Whenever used herein, the singular shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

                                   [Signatures follow]

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     Witness the following signatures and seals.


Witnesses:                                        GRANTOR:

                                                  QIAGEN SCIENCES, INC.
         /s/ Cheryl Lindsay
-----------------------------------------



         /s/ Steve Pabst                          By: /s/ Michael W. Burgett
-----------------------------------------         --------------------------
                                                     Michael W. Burgett,
                                                     Vice President


Title Insurance: NA


STATE OF Maryland, County of Montgomery, to wit:
         --------            ----------

      I HEREBY CERTIFY, that on this 28th day of February, 2002, before me, the subscriber, a Notary Public of the State aforesaid, personally appeared Michael
W. Burgett, who acknowledged himself to be the Vice President of the Grantor corporation herein, and that he as such Vice President, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing, in my presence, the name of the said corporation by himself/herself as Vice President.

     WITNESS my hand and Notarial Seal.

                                      /s/ Fredeke de Vazeille       (Seal)
                                      -----------------------
                                      Notary Public






     THIS IS TO CERTIFY that the within instrument was prepared by or under the supervision of the undersigned, an attorney duly admitted to practice before the Court of Appeals of Maryland.

                                    /s/ Stephen W. McVearry
                                    -----------------------------------
                                    Attorney












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